EXHIBIT 15.1

                     (PricewaterhouseCoopers LLP Letterhead)
                                (Minneapolis, MN)


August 3, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated July 25, 2000 on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three and six months ended June 30, 2000 and 1999, and included in the Company's Form 10-Q for the quarter ended June 30, 2000, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591 and 333-38196).



Yours very truly,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


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